Exhibit 99

CONTACT:	Robert F. Mangano	Joseph M. Reardon
	President & Chief Executive Officer	Sr. Vice President & Treasurer
	(609) 655-4500	(609) 655-4500

      PRESS RELEASE  -  FOR IMMEDIATE RELEASE......

1ST CONSTITUTION BANCORP
ANNOUNCES RIGHTS OFFERING TO EXISTING SHAREHOLDERS
AND FILING OF REGISTRATION STATEMENT

Cranbury NJ – August 17, 2012....... 1ST Constitution Bancorp (Nasdaq: FCCY), parent company of 1ST Constitution Bank, announced today that on August 16, 2012, it filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) for a rights offering to its existing shareholders.  The rights offering will be made through the distribution of non-transferable subscription rights to purchase shares of the Company’s common stock at a subscription price at a ratio to be determined. The Company intends to distribute the rights and commence the offering promptly after its registration statement is declared effective by the SEC.

Assuming the rights offering is fully subscribed, the Company estimates that it will receive gross proceeds in the range of $4.0 million to $7.0 million, less the expenses of the rights offering. The Company intends to use the proceeds for general corporate purposes, and to continue to build the Company’s franchise.  The Company previously redeemed all of its preferred stock issued to the United States Treasury under the TARP program.

The rights offering includes an oversubscription privilege which permits each rights holder that exercises its rights in full to purchase additional shares of common stock that remain unsubscribed at the expiration of the offering. This oversubscription privilege is subject to the availability and allocation of shares among holders exercising this oversubscription privilege.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About the Company

1ST Constitution Bancorp, through its primary subsidiary, 1ST Constitution Bank, operate fourteen branch banking offices in Cranbury (2), Fort Lee, Hamilton, Hightstown, Hillsborough, Hopewell, Jamesburg, Lawrenceville, Perth Amboy, Plainsboro, Rocky Hill, West Windsor, and Princeton, New Jersey.

1ST Constitution Bancorp is traded on the Nasdaq Global Market under the trading symbol “FCCY” and can be accessed through the Internet at www.1STCONSTITUTION.com

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the direction of the economy in New Jersey, the direction of interest rates, effective income tax rates, loan prepayment assumptions, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, a higher level of net loan charge-offs and delinquencies than anticipated, bank regulatory rules, regulations or policies that restrict or direct certain actions, the adoption, interpretation and implementation of new or pre-existing accounting pronouncements, a change in legal and regulatory barriers including issues related to compliance with anti-money laundering and bank secrecy act laws, as well as the effects of general economic conditions and legal and regulatory barriers and structure. 1ST Constitution Bancorp assumes no obligation for updating any such forward-looking statements at any time, except as required by law.